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                                                                     EXHIBIT 4.1


                              NEOTHERAPEUTICS, INC.

                                     WARRANT

DATED:  MAY 18, 2001                                              NUMBER NEOT002


     NeoTherapeutics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, MONTROSE INVESTMENTS LTD., or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 180,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $6.00 per share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after December 31, 2002 (or such earlier date as may be determined pursuant to Section 3(a) below) and through and including May 17, 2006 (the "Expiration Date"), and subject to the following terms and conditions:

     1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2.   Registration of Transfers and Exchanges.

          (a) This Warrant may only be transferred pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of this Warrant other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

          (b) The Company shall register the transfer of any portion of this Warrant in conformance with Section 2(a) in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of this Warrant.

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          (c)  This Warrant is exchangeable, upon the surrender hereof by the
Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.

     3.   Duration and Exercise of Warrant.

          (a) This Warrant shall be exercisable by the then registered Holder on any business day before 5:00 P.M., California time, at any time and from time to time on or after the earlier to occur of: (i) December 31, 2002; (ii) a date specified in a written notice from the registered Holder, which date shall be not less than 65 days after the date of such written notice; and (iii) one business day prior to the occurence of any event specified in Section 7(b) or 7(f)(i)-(v) below, to and including the Expiration Date. At 5:00 P.M., California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) Upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 10 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

          A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

          (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          (d) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings (except as otherwise set forth in Section 7(f) herein).

     4. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a

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name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder. The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued and fully paid and nonassessable.

     7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7. Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (a)  If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all

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of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 7(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

          (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7(a), and (b)), other than as part of its dissolution or liquidation or the winding up of its affairs, then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the fair market value of a share of Common Stock determined as of the record date mentioned above, and of which the numerator shall be the fair market value of a share of Common Stock determined as of such record date less the fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

          (d) For the purposes of this Section 7, the following clauses shall also be applicable:

               (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of

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                    any such shares shall be considered an issue or sale of
                    Common Stock.

          (e) All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (f)  If:

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

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     8.   Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

          (a) Cash Exercise. The Holder may deliver immediately available funds by certified check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company; or

          (b) Cashless Exercise. The Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                   Y (A-B)
               X = -------
                      A

     where:

     X = the number of Warrant Shares to be issued to the Holder.

     Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

     A = the average of the closing sale prices of the Common Stock for the five
(5) trading days immediately prior to (but not including) the Date of Exercise.

     B = the Exercise Price.

     For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

     9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

     10.  Certain Exercise Restrictions.

          (a) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares of Common Stock issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall

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have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

          (b) A Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares of Common Stock issuable upon such exercise and held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of this Warrant is exercisable shall be the responsibility and obligation of the Holder. If the Holder has delivered a Form of Election to Purchase for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the exercise for the maximum portion of this Warrant permitted to be exercised on such Date of Exercise in accordance with the periods described herein and, at the option of the Holder, either keep the portion of the Warrant tendered for exercise in excess of the permitted amount hereunder for future exercises or return such excess portion of the Warrant to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

     11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (California time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The

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addresses for such communications shall be: (i) if to the Company, to 157
Technology Drive, Irvine, CA 92618, Attention: Chief Financial Officer, or to facsimile no. (949) 788-6706, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

     12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. The Company may appoint a new warrant agent upon notice to the Holder in accordance with Section 11. Any corporation into which the Company may be merged or any corporation resulting from any consolidation to which the Company shall be a party or any corporation to which the Company transfers substantially all of its corporate assets shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     13.  Miscellaneous.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

          (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                              NEOTHERAPEUTICS, INC.


                                              By: /s/ Samuel Gulko
                                                  ------------------------------
                                              Name:  Samuel Gulko
                                              Title: Senior Vice President,
                                                     Finance and Chief Financial
                                                     Officer

                          FORM OF ELECTION TO PURCHASE


(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)


To NeoTherapeutics, Inc.:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase __________ shares of Common Stock ("Common Stock"), $.001 par value per share, of NeoTherapeutics, Inc. encloses herewith $__________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                               PLEASE INSERT SOCIAL SECURITY OR
                                               TAX IDENTIFICATION NUMBER

                                               --------------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:                       ,                    Name of Holder:
       ----------------------  -----------
                                                  (Print)
                                                         -----------------------

                                                  (By:)
                                                       -------------------------

                                                  (Name:)
                                                  (Title:)
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the Warrant enclosed with this Form of Assignment to purchase __________ shares of Common Stock of NeoTherapeutics, Inc. to which the Warrant relates and appoints ____________________ attorney to transfer said right on the books of NeoTherapeutics, Inc. with full power of substitution in the premises.


Dated:                       ,
       ----------------------  -----------

                                                --------------------------------
                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of the
                                                Warrant)


                                                --------------------------------
                                                Address of Transferee

                                                --------------------------------


                                                --------------------------------

In the presence of:


--------------------------